AEGION ENTERS INTO DEFINITIVE AGREEMENT TO BE ACQUIRED BY AFFILIATES OF NEW MOUNTAIN CAPITAL

Aegion Stockholders to Receive $26.00 per Share in Cash

Total Enterprise Value of $963 Million Including Net Debt

Transaction Implies a 28% Premium Over the 30-Day Volume Weighted Average Share Price

Company Expects 2020 Fourth Quarter and Full Year Financial Results
to be in Line with Expectations

St. Louis – Feb. 16, 2021 – Aegion Corporation (NASDAQ:AEGN), a leading provider of infrastructure maintenance, rehabilitation and protection solutions, today announced that it has entered into a definitive merger agreement with affiliates of New Mountain Capital, L.L.C., (“New Mountain”, and together with such affiliates “Buyer”), a leading growth-oriented investment firm headquartered in New York, in a transaction valued at approximately $963 million that will result in Aegion becoming a private company.

Under the terms of the agreement, Buyer will acquire all outstanding shares of Aegion common stock for $26.00 per share in cash. This represents a premium of approximately 21% over Aegion’s closing stock price of $21.45 on February 12, 2021, the last trading day prior to today’s announcement and a premium of approximately 28% to Aegion’s 30-day volume weighted average price as of February 12, 2021. The transaction, which was unanimously approved by the Aegion Board of Directors, is expected to close in the second quarter of 2021.

“We are pleased to reach this agreement with New Mountain, which is in the best interests of Aegion stockholders and enables them to realize immediate value at a significant cash premium for their investment,” said Stephanie Cuskley, Chairwoman of the Aegion Board. “Following a comprehensive evaluation of potential value-creation opportunities with our independent advisors over the last several years, the Board unanimously approved this transaction with New Mountain, which has a proven track record of supporting businesses through investments in R&D and capital expenditures that recognize the value of achieving differentiated long-term growth.”

“Over the past several years, we have actively reshaped Aegion into a more streamlined and focused company. This transaction provides stockholders a premium valuation, recognizes the value our team has created and represents a new chapter for our company,” said Charles R. Gordon, Aegion’s President and Chief Executive Officer. “As a private company, we will have the resources and long-term approach to build on our progress and further enhance our differentiated portfolio of technologies. We have met with the New Mountain team several times in recent years and are confident in their focus on supporting our business, our people and achieving our long-term goals. We look forward to working together with New Mountain as we continue to deliver transformational solutions to maintain, rehabilitate and protect critical infrastructure around the world.”

Harris Kealey, Managing Director at New Mountain Capital, commented, “We have long admired Aegion, its management team and talented employees, and we believe New Mountain can bring the key ingredients Aegion needs to continue on its successful trajectory. By combining Aegion’s existing strengths with our experience identifying and investing in high-quality growth businesses that provide infrastructure services, protection and maintenance across water, power and broad infrastructure assets, such as Inframark, Pearce Services and TRC Companies, Aegion will be well-positioned to advance its client offerings and technological capabilities through continued investments in its business. This will lead to new opportunities for employees and development of innovative solutions that protect communities and their infrastructure.”

Mr. Gordon will remain with the Company through the completion of the transaction to ensure a smooth ownership transition and continuity of operations. The acquisition recognizes the long and successful heritage of Aegion in St. Louis and in the many communities where Aegion and its subsidiaries operate across the globe.

The talented management team and loyal employee base are critical to the day-to-day success of the Company, and there is no expectation to relocate the headquarters away from the metropolitan area. New Mountain also expects to maintain Aegion’s significant presence in its field offices around the world.

Upon the close of the transaction, New Mountain will review the previously announced sales process for Aegion’s Energy Services segment and determine what best positions the business for long-term success.

Transaction Details & Path to Completion

The transaction is expected to close in the second quarter of 2021 and is subject to Aegion stockholder approval, regulatory approvals and other customary closing conditions. The transaction is being financed through a combination of equity from affiliates of New Mountain and debt being provided by a combination of Jefferies, Credit Suisse and Deutsche Bank Securities Inc.

The Aegion Board of Directors recommends that Aegion stockholders approve the proposed merger and merger agreement. Aegion expects to hold a Special Meeting of Stockholders to consider and vote on the proposed merger and merger agreement as soon as practicable after the mailing of the proxy statement to its stockholders. Upon completion of the transaction, Aegion will become a privately held company and shares of Aegion common stock will no longer be listed on any public market.

Fourth Quarter and Fiscal Year 2020 Earnings Results

Aegion expects its fourth quarter and fiscal year 2020 earnings results to be in line with expectations. The Company intends to announce its results on March 10, 2021.

Advisors

Centerview Partners LLC is serving as exclusive financial advisor to Aegion, and Shearman & Sterling is serving as legal counsel. Jefferies and Houlihan Lokey are serving as financial advisors to New Mountain Capital, and Ropes & Gray is serving as legal counsel.

About Aegion Corporation (NASDAQ: AEGN)

Aegion combines innovative technologies with market-leading expertise to maintain, rehabilitate and strengthen infrastructure around the world. Since 1971, the Company has played a pioneering role in finding transformational solutions to rehabilitate aging infrastructure, primarily pipelines in the wastewater, water, energy, mining and refining industries. Aegion also maintains the efficient operation of refineries and other industrial facilities. Aegion is committed to Stronger. Safer. Infrastructure.®

More information about Aegion can be found at www.aegion.com.

About New Mountain Capital

New Mountain Capital is a New York-based investment firm that emphasizes business building and growth, rather than debt, as it pursues long-term capital appreciation. The firm currently manages private equity, credit, net lease real estate and public equity funds with over $30 billion in assets under management. New Mountain seeks out what it believes to be the highest quality growth leaders in carefully selected industry sectors and then works intensively with management to build the value of these companies. www.newmountaincapital.com

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the U.S. federal securities laws. Such statements include statements concerning anticipated future events and expectations that are not historical facts. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “plan,” “predict,” “project,” “forecast,” “guidance,” “goal,” “objective,” “prospects,” “possible” or “potential,” by future conditional verbs such as “assume,” “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions or the negative thereof. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, including, without limitation: (1) risks related to the consummation of the merger, including the risks that (a) the merger may not be consummated within the anticipated time period, or at all, (b) the parties may fail to obtain stockholder approval of the merger agreement, (c) the parties may fail to secure the termination or expiration of any waiting period applicable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (d) other conditions to the consummation of the merger under the merger agreement may not be satisfied, and (e) the significant limitations on remedies contained in the merger agreement may limit or entirely prevent the Company from specifically enforcing the obligations of Carter Intermediate, Inc. (Parent) and its wholly owned subsidiary, Carter Acquisition, Inc. (Merger Sub), under the merger agreement or recovering damages for any breach by Parent or Merger Sub; (2) the effects that any termination of the merger agreement may have on the Company or its business, including the risks that (a) the Company’s stock price may decline significantly if the merger is not completed, (b) the merger agreement may be terminated in circumstances requiring the Company to pay Parent a termination fee, or (c) the circumstances of the termination, including the possible imposition of a 12-month tail period during which the termination fee could be payable upon certain subsequent transactions, may have a chilling effect on alternatives to the merger; (3) the effects that the announcement or pendency of the merger may have on the Company and its business, including the risks that as a result (a) the Company’s business, operating results or stock price may suffer, (b) the Company’s current plans and operations may be disrupted, (c) the Company’s ability to retain or recruit key employees may be adversely affected, (d) the Company’s business relationships (including, customers, franchisees and suppliers) may be adversely affected, or (e) the Company’s management’s or employees’ attention may be diverted from other important matters; (4) the effect of limitations that the merger agreement places on the Company’s ability to operate its business, return capital to stockholders or engage in alternative transactions; (5) the nature, cost and outcome of pending and future litigation and other legal proceedings, including any such proceedings related to the merger and instituted against the Company and others; (6) the risk that the merger and related transactions may involve unexpected costs, liabilities or delays; (7) other economic, business, competitive, legal, regulatory, and/or tax factors; and (8) other factors described under the heading “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as updated or supplemented by subsequent reports that the Company has filed or files with the SEC. Potential investors, stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Neither Parent nor the Company assumes any obligation to publicly update any forward-looking statement after it is made, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed merger between Merger Sub and the Company. In connection with the proposed transaction, the Company plans to file a proxy statement with the SEC. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Stockholders and investors will be able to obtain free copies of the proxy statement and other relevant materials (when they become available) and other documents filed by the Company at the SEC’s website at www.sec.gov. Copies of the proxy statement (when they become available) and the filings that will be incorporated by reference therein may also be obtained, without charge, by contacting the Company’s Investor Relations at kcason@aegion.com or 1.800.325.1159.

Participants in Solicitation

The Company and its directors, executive officers and certain employees, may be deemed, under SEC rules, to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the Company’s directors and executive officers is available in its proxy statement filed with the SEC on March 6, 2020. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC (when they become available). These documents can be obtained free of charge from the sources indicated above.

For more information, contact:

Aegion Corporation

Katie Cason
Senior Vice President, Strategy and Communications
636-530-8000

kcason@aegion.com

New Mountain Capital

Dana Gorman
Abernathy MacGregor
212-371-5999
dtg@abmac.com